                                                                     EXHIBIT 2.1

                        AMENDMENT TO AGREEMENT OF MERGER
                           AND PLAN OF REORGANIZATION

         This Amendment to Agreement of Merger and Plan of Reorganization (the "Amendment") is made and entered into this 21st day of March, 2005 by and among Horizon Bancorp, an Indiana corporation ("Horizon"), Horizon Acquisition Corp., an Indiana corporation ("Horizon Acquisition Corp."), Alliance Financial Corporation, a Michigan corporation ("Alliance"), Horizon Bank, National Association, a national banking association ("Horizon Bank"), and Alliance Banking Company, a Michigan state-chartered commercial bank ("Alliance Bank").

         WHEREAS, the parties have previously entered into a certain Agreement of Merger and Plan of Reorganization (the "Agreement") and the related agreements dated February 24, 2005; and

         WHEREAS, the parties desire to amend the Agreement and some of the related agreement and, as so amended, to reaffirm their mutual obligations thereunder.

                                   WITNESSETH:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties agree as follows:

         1. The $38.00 price per share for the Alliance Common Stock referred to in Sections 1.6 and 1.7 of the Agreement (and in any other provision of the Agreement) is changed to $42.50.

         2. All references to the $38.00 price per share in (i) the form of Merger Agreement among Alliance and Horizon Acquisition Corp., which is attached to the Agreement as Appendix A, (ii) the form of Agreement to Convert Options, which is attached to the Agreement as Exhibit 1.7, and (iii) the form of Agreement of Directors of Alliance Concerning Agreement of Merger, which is attached to the Agreement as Exhibit 4.3 and the executed version of that agreement dated February 24, 2005; are each similarly changed to $42.50.

         3. The termination fee (the "Fee") provided for in Section 7.11 of the Agreement is changed to $1,000,000.

         4. The parties agree to execute a new form of the Merger Agreement among Alliance and Horizon Acquisition Corp., which is attached to the Agreement as Appendix A, reflecting the new $42.50 price per share for the Alliance Common Stock.

         5. The following time periods described in the Agreement are hereby extended by the number of days that elapse between March 10, 2005, and the date that Alliance and its affiliates execute this Amendment: (i) the 45 day periods referred to in Section 4.5 of the Agreement with respect to obtaining environmental reports by Horizon and its ability to terminate the Agreement,
(ii) the 45 day period referred to in Section 4.9(a) of the Agreement with respect to obtaining real estate title information by Horizon, and (iii) the 30 day period referred to in Section 5.1 of the Agreement with respect to the filing of applications and notices by Horizon with regulatory authorities.

         6. The parties hereto recognize and agree that capitalized terms used in this Amendment and not otherwise defined herein, shall have the meanings assigned to them in the Agreement, and except for the provisions of the Agreement specifically or expressly amended by this Amendment, all other terms, conditions, and provisions of the Agreement remain in full force and effect and are hereby reaffirmed in their entirety.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Agreement of Merger and Plan of Reorganization to be executed on this 21st day of March, 2005.

                                 HORIZON BANCORP

                                 By: /s/ Craig M. Dwight
                                     ----------------------------------------

                                 Title: President and Chief Executive Officer
                                        -------------------------------------

                                 HORIZON ACQUISITION CORP.

                                 By: /s/ Craig M. Dwight
                                     ----------------------------------------

                                 Title: Chairman and Chief Executive Officer
                                        -------------------------------------

                                 ALLIANCE FINANCIAL CORPORATION

                                 By: /s/ Joseph G. Migely
                                    -----------------------------------------

                                 Title: President
                                        -------------------------------------

                                 HORIZON BANK, NATIONAL ASSOCIATION

                                 By: /s/ Craig M. Dwight
                                     ----------------------------------------

                                 Title: Chairman and Chief Executive Officer
                                        -------------------------------------

                                 ALLIANCE BANKING COMPANY

                                 By: /s/ Joseph G. Migely
                                    -----------------------------------------

                                 Title: President
                                        -------------------------------------